UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

TeamStaff, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 523-9897

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 7, 2010, TeamStaff, Inc. (the “Company”) notified Sovereign Business Capital (formerly Business Alliance Capital Company, a division of Sovereign Bank, and referred to herein as “Sovereign”) that it was terminating, effective immediately, that certain Amended and Restated Loan and Security Agreement dated as of March 28, 2008, as amended by that certain Modification Agreement dated as of January 8, 2010 (together, the “Loan Agreement”), by and between the Company and Sovereign. Pursuant to the Loan Agreement, Sovereign had provided the Company with a three-year secured revolving credit line with an initial borrowing availability of up to $3 million; however, effective in January 2010, Sovereign reduced the borrowing availability to $2 million in connection with providing its consent to the Company’s disposition of the operating assets of its TeamStaff Rx subsidiary. The credit provided by Sovereign under the Loan Agreement was secured by a first priority lien on all of the Company’s assets.

As the Company previously reported, on February 12, 2010, the Company determined that as of December 31, 2009, it was not in compliance with the debt service coverage ratio covenant of the Loan Agreement. The Company also reported that it was in discussions with Sovereign regarding obtaining a waiver of its default under the debt service coverage ratio. Subsequently, the Company was notified by Sovereign that it did not intend to renew the Loan Agreement beyond its stated termination date of March 21, 2011 and further that it would waive payment of a termination fee in the event the Company satisfied its obligations under the Loan Agreement prior to August 31, 2010. The Company’s decision to terminate the Loan Agreement follows its discussions with Sovereign of these matters and was made to provide the Company with greater flexibility as it pursues various alternatives, including seeking to obtain a substitute credit facility on more favorable terms and being able to avoid the payment of the termination fee to Sovereign.

As of the date of termination, the Company did not have any borrowings outstanding under the Loan Agreement. Based on the foregoing, the Company believes that it will not be required to pay any termination fee under the Loan Agreement as a result of the termination.

The foregoing summary of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Modification Agreement dated as of January 8, 2010 between TeamStaff and Sovereign (filed as Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009), the Amended and Restated Loan and Security Agreement dated as of March 28, 2008 between TeamStaff and Sovereign (filed as Exhibit 10.2 to the Company’s Quarterly Report for the fiscal quarter ended March 31, 2008), and the Amended and Restated Revolving Credit Master Promissory Note dated January 8, 2010 between TeamStaff and Sovereign (filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By: /s/ Cheryl Presuto
Name: Cheryl Presuto
Title: Chief Financial Officer
Date: April 13, 2010

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